United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Rule 14a-12

CINGULATE INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CINGULATE INC.

1901 W. 47th Place

Kansas City, Kansas 66205

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on August 23, 2024

To the Stockholders of Cingulate Inc.

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Cingulate Inc. (the “Company”) will be held on August 23, 2024, beginning at 10:00 a.m. Central Time. The Special Meeting will be held solely in a virtual meeting format online at www.meetnow.global/MCZZ4DG. You will not be able to attend the Special Meeting at a physical location. At the Special Meeting, stockholders will act on the following matters:

●	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock underlying certain warrants issued by us pursuant to that certain Inducement Letter, dated as of June 28, 2024, by and among us and the investors named on the signatory pages thereto, and the Engagement Letter, as amended, between us and H.C. Wainwright & Co., LLC, dated as of December 27, 2023, in an amount equal to or in excess of 20% of our common stock outstanding immediately prior the issuance of such warrants (the “Issuance Proposal”); and

●	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal (the “Adjournment Proposal”).

Pursuant to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), the Board has fixed the close of business on June 28, 2024 as the record date for determination of the stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof.

Your vote is important. Whether or not you plan to attend the Special Meeting, please submit your proxy to vote electronically via the Internet or by telephone, or please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the Special Meeting and prefer to vote during the Special Meeting, you may do so even if you have already submitted a proxy to vote your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Special Meeting.

By Order of the Board of Directors

Jennifer L. Callahan
Chief Financial Officer and Secretary
, 2024
Kansas City, Kansas

CINGULATE INC.

1901 W. 47th Place

Kansas City, Kansas 66205

PROXY STATEMENT

This proxy statement contains information related to our Special Meeting of Stockholders to be held on August 23, 2024, at 10:00 a.m. Central Time, or at such other time and place to which the Special Meeting may be adjourned or postponed (the “Special Meeting”). The enclosed proxy is solicited by the Board of Directors (the “Board”) of Cingulate Inc. (the “Company”). The proxy materials relating to the Special Meeting are being mailed to stockholders entitled to vote at the meeting on or about                , 2024. A list of record holders of the Company’s common stock entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, at our principal offices at 1901 W. 47th Place, Kansas City, Kansas 66205, during normal business hours for ten days prior to the Special Meeting and available during the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 23, 2024: This Notice of Special Meeting of Stockholders, Proxy Statement and the proxy card are available online at: www.envisionreports.com/CING-SP. Under Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

ABOUT THE MEETING

When and where will the Special Meeting be held?

The Special Meeting will be held on August 23, 2024, at 10:00 a.m., Central Time, in a virtual meeting format online at www.meetnow.global/MCZZ4DG, and at any adjournment or postponement thereof. You will not be able to attend the Special Meeting at a physical location.

What is the purpose of the Special Meeting?

We are calling the Special Meeting to seek the approval of our stockholders:

●	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, underlying certain warrants issued by us pursuant to that certain Inducement Letter, dated as of June 28, 2024, by and among us and the investors named on the signatory pages thereto, and the Engagement Letter, as amended, between us and H.C. Wainwright & Co., LLC, dated as of December 27, 2023, in an amount equal to or in excess of 20% of our common stock outstanding immediately prior the issuance of such warrants (the “Issuance Proposal”); and

●	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal (the “Adjournment Proposal”).

What are the Board’s recommendations?

The Board recommends you vote:

●	FOR the Issuance Proposal; and

●	FOR the Adjournment Proposal.

If you are a stockholder of record and you return a properly executed proxy card or submit a proxy to vote over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above.

No other matters may be brought before the Special Meeting.

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Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on the record date, June 28, 2024, are entitled to receive notice of, and to vote the shares of common stock that they held on that date at, the Special Meeting, or any adjournment or postponement thereof. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 7,641,643 outstanding shares of common stock.

You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card or voting by telephone or through the internet.

What constitutes a quorum?

The presence at the Special Meeting, in person or by proxy, of the holders of one third of our common stock outstanding on the record date will constitute a quorum for the Special Meeting. Pursuant to the General Corporation Law of the State of Delaware, abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Special Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

Do I need to attend the Special Meeting?

No. It is not necessary for you to attend the virtual Special Meeting in order to vote your shares. You may vote by telephone, through the Internet or by mail, as described in more detail below.

How do I vote my shares without attending the Special Meeting?

Stockholder of record: shares registered in your name. If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the Special Meeting in any of the following ways:

By Telephone or via the Internet. You can submit a proxy to vote your shares by telephone or via the Internet by following the instructions on the enclosed proxy card. Proxies submitted by telephone or via the Internet must be received by 11:59 p.m., Central Time, on the day before the Special Meeting. Have your proxy card in hand as you will be prompted to enter your control number.

By Mail. You can submit a proxy to vote your shares by mail if you received a printed proxy card by completing, signing, dating and promptly returning your proxy card in the postage-prepaid envelope provided with the materials. Proxies submitted by mail must be received by the close of business on the day before the Special Meeting in order to ensure that your vote is counted.

To facilitate timely receipt of your proxy, we encourage you to promptly vote via the Internet or telephone following the instructions on the enclosed proxy card. If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m., Central Time on the day before the Special Meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from casting your vote at the Special Meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the Special Meeting via the virtual meeting website to ensure that your shares are represented at the Special Meeting.

Beneficial owner: shares registered in the name of bank, broker or other nominee. If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received voting instructions from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your bank, broker or other nominee. Follow the instructions from your broker, bank or other nominee included with this proxy statement, or contact your bank, broker or other nominee to request a proxy form.

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Even if you plan to attend the Special Meeting live via the Internet, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted if you later decide not to attend the Special Meeting live via the Internet.

May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

Yes. You may revoke your proxy or change your vote at any time before the proxy is exercised at the Special Meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to the Company’s Secretary, Jennifer L. Callahan, at Cingulate Inc., 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the Special Meeting via the virtual meeting website and voting at the meeting by following the internet voting instructions on your proxy card. However, simply attending the Special Meeting without voting will not revoke or change your proxy. “Street name” holders of shares of our common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy or to vote in person at the Special Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

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What vote is required to approve each proposal?

Assuming that a quorum is present, the following votes will be required:

●	With respect to the Issuance Proposal, the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes, if any, with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●	With respect to the Adjournment Proposal, the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes, if any, with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

Under the General Corporation Law of the State of Delaware, holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What is a “broker non-vote”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers and banks are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

The approval of the Issuance Proposal and the Adjournment Proposal are generally not considered to be “routine” matters and banks or brokers are not permitted to vote on these matters if the bank or broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Issuance Proposal and the Adjournment Proposal. If such proposals are deemed to be “routine,” a bank or broker may be able to vote on the Insurance Proposal and the Adjournment Proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Who will count the votes?

Our transfer agent, Computershare, will serve as inspector of election at the Special Meeting and will tabulate and certify the votes.

Where can I find the voting results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting, and we will publish final results in a Current Report on Form 8-K filed with the SEC within four business days of the Special Meeting.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

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APPROVAL OF THE ISSUANCE PROPOSAL

Background and Description of the Issuance Proposal

The Private Placement

On June 28, 2024, we entered into an inducement offer letter agreement (the “Inducement Letter”) with certain holders (the “Holders”) of certain of our existing warrants (collectively, the “Existing Warrants”) to purchase up to an aggregate of 3,187,500 shares of our common stock. The Existing Warrants were issued to the Holders on February 6, 2024 and had an exercise price of $2.00 per share.

Pursuant to the Inducement Letter, the Holders agreed to exercise for cash the Existing Warrants at a reduced exercise price of $0.585 per share in consideration for our agreement to issue to issue in a private placement (the “Private Placement”): (i) new series C common stock purchase warrants (the “New Series C Warrants”) to purchase an aggregate of 4,250,000 shares of common stock (the “New Series C Warrant Shares”) and (ii) new series D common stock purchase warrants (the “New Series D Warrants” and together with the New Series C Warrants, the “New Warrants”) to purchase an aggregate of 2,125,000 shares of common stock (the “New Series D Warrant Shares” and together with the New Series C Warrant Shares, the “New Warrant Shares”).

Each New Warrant has exercise price equal to $0.585 per share. The New Series C Warrants will be exercisable on or after Stockholder Approval (as defined below) until the five-year anniversary of the Stockholder Approval. The New Series D Warrants will be exercisable on or after the Stockholder Approval Date until the two-year anniversary of the Stockholder Approval. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the common stock and the exercise price.

We also previously entered into an Engagement Letter (as amended to date, “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), dated as of December 27, 2023, pursuant to which we issued to the Placement Agent or its designees placement agent warrants (the “Placement Agent Warrants,” and together with the New Warrants, the “Warrants”) to purchase up to 255,000 shares of common stock (the “Placement Agent Warrant Shares” and together with the New Warrant Shares, the “Warrant Shares”). The Placement Agent Warrants have substantially the same terms as the New Series C Warrants, except that the Placement Agent Warrants have an exercise price equal to $0.7313.

Nasdaq Listing Rule 5635 of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding common stock or voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction, or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”).

Pursuant to the Inducement Letter, we agreed to seek approval by our stockholders for the issuance of the Warrant Shares. See “The Inducement Letter” below.

Reasons for the Private Placement

As of March 31, 2024, our cash and cash equivalents were approximately $1.1 million. We believe that the Private Placement, which yielded gross proceeds of approximately $1.86 million, was necessary in light of the Company’s cash and funding requirements at the time. In addition, at the time of the Private Placement, our Board considered numerous other alternatives to the transaction, none of which proved to be feasible or, in the opinion of our Board, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Private Placement.

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The Inducement Letter

The Inducement Letter contains representations and warranties of us and the Holders, which are typical for transactions of this type. In addition, the Inducement Letter contains customary covenants on our part that are typical for transactions of this type, including the following (each as set forth more fully in the Inducement Letter):

●	We agreed not to enter into any variable rate transactions for a period of one year following the closing date of the Private Placement, subject to certain exceptions;
●	We agreed not to issue any shares of common stock or common stock equivalents or to file any registration statements with the SEC (in each case, subject to certain exceptions) until 20 days after the closing date of the Private Placement;
●	We agreed to file a registration statement on Form S-3 providing for the resale of the New Warrant Shares issued or issuable upon the exercise of the New Warrants (the “Resale Registration Statement”) as soon as practicable after the closing date of the Private Placement (and in any event within 30 calendar days of the date of the Inducement Letter), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 60 days following the date of the Inducement Letter (or within 90 calendar days in case of “full review” of the Resale Registration Statement by the SEC) and to keep the Resale Registration Statement effective at all times until the Holders no longer own any New Warrants or New Warrant Shares.; and
●	We agreed to hold a meeting of our stockholders no later than 90 days following the closing of the Private Placement to solicit our stockholders’ affirmative vote for approval of the issuance of the maximum New Warrant Shares upon exercise of the New Warrants in accordance with the applicable law and rules and regulations of the Nasdaq Stock Market, and to call a meeting every 90 days thereafter if stockholder approval is not obtained at the initial meeting, to seek such stockholder approval until the earlier of the date on which stockholder approval is obtained or the New Warrants are no longer outstanding (“Stockholder Approval”). This Issuance Proposal is intended to fulfill this final covenant.

The Engagement Letter

Pursuant to the Engagement Letter, we paid the Placement Agent a cash fee equal to 8.0% of the aggregate gross proceeds received from the Holders’ exercise of its Existing Warrants. In addition, we reimbursed the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants consisting of: (i) $50,000 for fees and expenses of its counsel, (ii) $35,000 for its non-accountable expenses and (iii) and $15,950 for its clearing costs. The Engagement Letter provided for the issuance of the Placement Agent Warrants to the Placement Agent or its designees as partial compensation for the Placement Agent’s services in connection with the exercise of the Existing Warrants.

The Warrants

The New Series C Warrants are exercisable on or after Stockholder Approval until the five-year anniversary of the Stockholder Approval. The New Series D Warrants are exercisable on or after Stockholder Approval until the two-year anniversary of the Stockholder Approval. The New Warrants have an exercise price of $0.585 per share. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the common stock and the exercise price. Upon any such price-based adjustment to the exercise price, the number of New Warrant Shares issuable upon exercise of the New Warrants will be increased proportionately. The New Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering resale of the New Warrant Shares, the New Warrants may be exercised on a cashless basis. The Placement Agent Warrants have substantially the same terms as the New Series C Warrants, except that the Placement Agent Warrants have an exercise price equal to $0.7313.

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Effect of the Issuance of the Warrant Shares

The potential issuance of the Warrant Shares would result in an increase in the number of shares of common stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that the holders thereof exercise their Warrants.

Reasons for Nasdaq Stockholder Approval

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) at a price less than the Minimum Price. In the case of the Private Placement, the 20% threshold is determined based on the shares of our common stock outstanding immediately preceding the signing of the Inducement Letter, which we signed on June 28, 2024.

Immediately prior to the execution of the Inducement Letter, we had 7,641,643 shares of common stock issued and outstanding (which does not reflect the issuance of 3,187,500 Existing Warrant Shares to the Holders). Therefore, the potential issuance of 6,630,000 Warrant Shares (consisting of 6,375,000 New Warrant Shares and 255,000 Placement Agent Warrant Shares) would have constituted greater than 20% of the shares of common stock outstanding immediately prior to the execution of the Inducement Letter. We are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of our common stock (or securities exercisable for our common stock) in excess of 20% of the shares of common stock outstanding immediately prior to the execution of the Inducement Letter.

We cannot predict whether or when the Warrant holders will exercise their Warrants. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of Warrant Shares that may ultimately be issued. Under certain circumstances, however, it is possible, that we will issue more than 20% of our outstanding shares of common stock to the Warrant holders. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of common stock, if necessary, to the Warrant holders.

Approval by our stockholders of this Issuance Proposal is also one of the conditions for us to receive up to an additional approximately $3.9 million upon the exercise of the Warrants, if exercised for cash. Loss of these potential funds could jeopardize our ability to execute our business plan.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our common stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of common stock.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Private Placement under Nasdaq Listing Rule 5635(b) because the terms of the Warrants include beneficial ownership limitations that prohibit the exercise of the Warrants to the extent that such exercise would result in the holder and its affiliates, collectively, beneficially owning or controlling more than 4.99% (which percentage can be increased to 9.99%) of the total outstanding shares of our common stock.

Potential Consequences of Not Approving the Issuance Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Inducement Letter, as the Private Placement has already been completed and the Warrants have already been issued. We are only asking for approval to issue the shares of common stock underlying the Warrants upon exercise thereof.

The failure of our stockholders to approve the Issuance Proposal will mean that: (i) we cannot permit the exercise of the Warrants and (ii) may incur substantial additional costs and expenses, including the costs and expense of seeking stockholder approval until our stockholders approve the issuance of the shares underlying the Warrants pursuant to the Inducement Letter.

We would realize an aggregate of up to approximately $3.9 million in gross proceeds if all the Warrants were exercised for cash. If the Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

Further Information

The terms of the Inducement Letter and the Warrants are only briefly summarized above. For further information, please refer to the forms of the Inducement Letter, New Warrant and Placement Agent Warrant, which were filed with the SEC as exhibits to our Current Report on Form 8-K, filed with the SEC on July 1, 2024, and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Required Vote and Recommendation

In accordance with our Charter and Delaware law, approval and adoption of this Issuance Proposal requires the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ISSUANCE PROPOSAL

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APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

TO THE EXTENT THERE ARE INSUFFICIENT PROXIES AT

THE SPECIAL MEETING TO APPROVE THE ISSUANCE PROPOSAL

Adjournment of the Special Meeting

In the event that the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of the Issuance Proposal are insufficient to approve such proposal, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of any such proposal. In that event, we may ask stockholders to vote only upon the Adjournment Proposal. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Required Vote and Recommendation

In accordance with our Charter and Delaware law, approval and adoption of this Adjournment Proposal requires the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of June 28, 2024 (unless otherwise noted) by:

●	each person or group known to us who beneficially owns more than 5% of our common stock;

●	each of our directors;

●	each of our Named Executive Officers; and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or warrants held by such person that are currently exercisable or will become exercisable within 60 days of June 28, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percent of Class (2)

Named Executive Officers and Directors
Shane J. Schaffer, Pharm.D.	54,198	(3)	*
Laurie A. Myers	5,743	(4)	*
Matthew Brams, MD	35,279	(5)	*
Louis G. Van Horn, MBA	7,831	(6)	*
Craig S. Gilgallon, Esq.	9,994	(7)	*
Jeff S. Ervin	-	(8)	*
Bryan Lawrence	-	(9)	*
John. A. Roberts	-	(10)	*
Peter J. Werth	1,178,858	(11)	15.42%
All Directors and Executive Officers as a group (9 persons) (12)	1,308,959	(13)	17.06%

*	Denotes less than 1%.

(1)	Unless noted otherwise, the address of all listed stockholder is 1901 W. 47th Place, Kansas City, KS 66205. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

(2)	We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which is generally determined by voting power and/or dispositive power with respect to securities. Percentage ownership is based on 7,641,643 shares of common stock issued and outstanding as of June 28, 2024, plus any shares issuable upon exercise of options or warrants that are exercisable with 60 days of June 28, 2024 held by such person.

(3)	Includes (i) 3,537 shares of our common stock issuable upon exercise of warrants that are currently exercisable, (ii) 8,194 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of June 28, 2024, and (iii) 40,392 shares of common stock held by Fountainhead Shrugged, LLC. Dr. Schaffer is the manager of Fountainhead Shrugged, LLC and has voting and investment power over the securities held by Fountainhead Shrugged, LLC. Does not include 283,665 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of June 28, 2024.

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(4)	Includes 3,329 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of June 28, 2024. Does not include 128,540 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of June 28, 2024.

(5)	Includes 2,767 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of June 28, 2024. Does not include 80,833 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of June 28, 2024.

(6)	Includes 7,081 shares of common stock held by Louis G. Van Horn Trust, 12/23/19. Mr. Van Horn is the Trustee of Louis G. Van Horn Trust, 12/23/19 and has voting and investment power over the securities held by Louis G. Van Horn Trust, 12/23/19. Mr. Van Horn resigned from the Company on December 13, 2023. Amounts reflect shares reported on the last Form 4 filed by Mr. Van Horn before his resignation that reflected his holdings of our common stock, as adjusted for our 1-for-20 reverse stock split, effective November 30, 2023.

(7)	Includes (i) 251 shares of our common stock issuable upon exercise of warrants that are currently exercisable and (ii) 9,265 shares of common stock held by The Limerick Group, LLC. Mr. Gilgallon is the sole member of The Limerick Group, LLC and has voting and investment power over the securities held by Limerick Group, LLC. Mr. Gilgallon resigned from the Company on December 13, 2023. Amounts reflect shares reported on the last Forms 4 filed by Mr. Gilgallon before his resignation that reflected his holdings of our common stock and warrants to purchase shares of our common stock, as adjusted for our 1-for-20 reverse stock split, effective November 30, 2023.

(8)	Does not include 33,875 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of June 28, 2024.

(9)	Does not include 34,125 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of June 28, 2024.

(10)	Does not include 34,750 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of June 28, 2024.

(11)	Includes (i) 415 shares of our common stock issuable upon exercise of warrants that are currently exercisable, (ii) 1,425 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of June 28, 2024, and (iii) 1,175,925 shares of common stock held by Werth Family Investment Associates LLC. Mr. Werth is the manager of Werth Family Investment Associates LLC and has voting and investment power over the securities held by Werth Family Investment Associates LLC. Does not include 18,975 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of June 28, 2024.

(12)	Includes directors and current executive officers.

(13)	Does not include 816,385 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of June 28, 2024.

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STOCKHOLDER PROPOSALS

Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In order for a stockholder proposal to be eligible to be included in the Company’s proxy statement and proxy card for the 2025 Annual Meeting of Stockholders, the proposal must (1) be received by the Company at its principal executive offices, 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205, Attn: Jennifer L. Callahan, Secretary, on or before December 27, 2024, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Director Nominations and Other Business to be Brought Before the 2025 Annual Meeting of Stockholders

Notice of any director nomination or the proposal of other business that you intend to present at the 2025 Annual Meeting of Stockholders, but do not intend to have included in the Company’s proxy statement and form of proxy relating to the 2025 Annual Meeting of Stockholders, must be received by the Company at its principal executive offices, 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205, Attn: Jennifer L. Callahan, Secretary, not earlier than the close of business on February 11, 2025 and not later than the close of business on March 13, 2025. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2024 Annual Meeting of Stockholders, the notice must be delivered to the Company not earlier than the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition, your notice must include the information required by the Company’s Bylaws with respect to each director nomination or proposal of other business that you intend to present at the 2025 Annual Meeting of Stockholders.

In addition to satisfying the foregoing requirements pursuant to the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Cingulate’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2025. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under the Company’s Bylaws as described in this section and it shall not extend any such deadline set forth in the Company’s Bylaws.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Cingulate Inc., Attn: Jennifer L. Callahan, Secretary, 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205 or by phone at (913) 942-2300. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

Management and the Board of the Company know of no matters to be brought before the Special Meeting other than as set forth herein.

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CINGULATE® VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/CING-SP** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CING-SP

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2.

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B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 J N T
1 U P X 6 2 1 9 0 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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040X5C

The Special Meeting of Cingulate Inc. Stockholders will be held on Friday, August 23, 2024 at 10:00 a.m. Central Time, virtually via the Internet at meetnow.global/MCZZ4DG.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for a Special Meeting of Stockholders. The material is available at: www.envisionreports.com/CING-SP

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CING-SP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Cingulate Inc.

Special Meeting of Stockholders

Proxy Solicited by Board of Directors for the Special Meeting — August 23, 2024

The undersigned hereby appoints Shane J. Schaffer and Jennifer L. Callahan, or either of them, each with the full power of substitution, to represent and vote all shares of Cingulate Inc. common stock that the undersigned holds and is entitled to vote at the Special Meeting of Stockholders of Cingulate Inc. to be held on August 23, 2024, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the stockholder. If no direction is indicated, the proxies will have authority to vote FOR Proposals 1 and 2, and in their discretion upon such other matters as may properly come before the meeting.

This proxy is revocable at any time before it is exercised. The proxies cannot vote your shares unless you sign and return this card.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.